As filed with the United States Securities and Exchange Commission on August 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TELA BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-5320061
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24 Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

TELA BIO, INC. AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

(Full title of the plan)

Heather Getz
Chief Executive Officer
TELA Bio, Inc.
1 Great Valley Parkway, Suite 24

Malvern, Pennsylvania 19355

(Name and address of agent for service)

(484) 320-2930
(Telephone number, including area code, of agent for service)

Copies to:

Rachael M. Bushey, Esq.
Justin S. Platt, Esq.
Goodwin Procter LLP

3025 John F Kennedy Blvd
Philadelphia, PA 19104
(445) 207-7805

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

  EXPLANATORY NOTE

On April 8, 2026, the Board of Directors of TELA Bio, Inc. (the “Company”) adopted, subject to approval by the stockholders, an amendment to the TELA Bio, Inc. Amended and Restated 2019 Equity Incentive Plan, as amended (the “Equity Plan”) (such amendment, the “Amendment” and the Equity Plan, after giving effect to the Amendment, the “Amended Equity Plan”), which the stockholders of the Company approved at the Company’s 2026 Annual Meeting of Stockholders held on June 9, 2026. The Amendment increased the number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), authorized for issuance thereunder by 3,500,000 shares of Common Stock (the “Additional Shares”). This Registration Statement on Form S-8 (the “Registration Statement”) is being filed solely for the purpose of registering the Additional Shares for issuance under the Amended Equity Plan.

Such Additional Shares are of the same class of securities as the shares of Common Stock issuable under the Equity Plan for which the currently effective Registration Statements on Form S-8 (File Nos. 333-235241, 333-245707, and 333-289497) filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2019, August 8, 2020 and August 11, 2025, respectively (the “Prior Registration Statements”), were filed. Upon the effectiveness of this Registration Statement, an aggregate of 10,932,620 shares of Common Stock will be registered for issuance from time to time under the Amended Equity Plan, inclusive of the Additional Shares. Pursuant to General Instruction E of Form S-8 regarding registration of Additional Securities, the contents of the Prior Registration Statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statement are presented herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)            The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 25, 2026 (the “2025 10-K”);

(b)            The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the Commission on May 13, 2026 and August 11, 2026;

(b)           The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 2026, to the extent incorporated by reference into the 2025 10-K.

(c)           The Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed with the Commission on March 20, 2026, April 30, 2026, June 11, 2026, and August 4, 2026.

(d)            The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 7, 2019 (File No. 001-39130), together with any amendment thereto filed with the Commission for the purpose of updating such description; and

(e)            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit
3.1	Fourth Amended and Restated Certificate of Incorporation of TELA Bio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-39130) filed on November 19, 2019).
3.2	Certificate of Amendment to TELA Bio, Inc.’s Fourth Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-39130) filed on August 11, 2025).
3.3	Third Amended and Restated Bylaws of TELA Bio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-39130) filed on November 13, 2023).
4.1	Form of Certificate of Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-234217) filed on October 29, 2019).
5.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
23.1*	Consent of KPMG LLP, independent registered public accounting firm for TELA Bio, Inc.
23.2*	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of the Registration Statement).
99.1#	TELA Bio, Inc. Amended and Restated 2019 Equity Incentive Plan (incorporated by reference to exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 8, 2020).
99.2#	Amendment No. 1 to TELA Bio, Inc. Amended and Restated 2019 Equity Incentive Plan (incorporated by reference to exhibit 99.2 to the Company’s Registration Statement on Form S-8 filed on August 11, 2025).
99.3#	Amendment No. 2 to TELA Bio, Inc. Amended and Restated 2019 Equity Incentive Plan (incorporated by reference to exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 11, 2026).
99.4#	Form of TELA Bio, Inc. Amended and Restated 2019 Equity Incentive Plan Stock Option Grant Notice and Stock Option Agreement (incorporated by reference to exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed on May 11, 2022).
99.5#	Form of TELA Bio, Inc. Amended and Restated 2019 Equity Incentive Plan Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (time-based vesting) (incorporated by reference to exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed on May 11, 2022).
99.6#	Form of TELA Bio, Inc. Amended and Restated 2019 Equity Incentive Plan Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (performance-based vesting) (incorporated by reference to exhibit 10.13 to the Company’s Annual Report on Form 10-K, filed on March 23, 2023).
107*	Filing Fee Table.

*	Filed herewith
#	Denotes management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Malvern, Commonwealth of Pennsylvania, on August 11, 2026.

TELA BIO, INC.

By:	/s/ Heather Getz
Heather Getz
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Heather Getz and Roberto Cuca as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Heather Getz	Chief Executive Officer and Director	August 11, 2026
Heather Getz	(Principal Executive Officer)

/s/ Roberto Cuca	Chief Operating Officer, Chief Financial Officer and Corporate Secretary	August 11, 2026
Roberto Cuca	(Principal Financial Officer)

/s/ Megan Smeykal	Chief Accounting Officer and Controller	August 11, 2026
Megan Smeykal	(Principal Accounting Officer)

/s/ Joseph Capper	Chairman, Board of Directors	August 11, 2026
Joseph Capper

/s/ Guy Nohra	Director	August 11, 2026
Guy Nohra

/s/ Guido Neels	Director	August 11, 2026
Guido Neels

/s/ Paul Thomas	Director	August 11, 2026
Paul Thomas

/s/ Betty Jo Rocchio	Director	August 11, 2026
Betty Jo Rocchio

	Director	August 11, 2026
William Plovanic